UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2006

ACTUATE CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-24607	94-3193197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (650) 837-2000

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2006, the Compensation Committee of the Board of Directors of Actuate Corporation (“Actuate”) entered into a change of control severance benefit agreement (the “Severance Agreement”) with the following executive officer: Thomas McKeever. The Severance Agreement shall remain in effect through December 31, 2007. A copy of the form Severance Agreement is attached as Exhibit 10.1.

Pursuant to the terms of the Severance Agreement, in the event the executive’s employment with Actuate terminates pursuant to an involuntary termination within 12 months following a change in control of Actuate, or should such executive’s employment be terminated by Actuate for a reason other than a termination for cause during the period between the date Actuate executives a definitive agreement to effect a change in control of Actuate and December 31, 2007, then he will become entitled to receive the following change in control severance benefits, provided he executes a general release of all claims against Actuate: (i) each outstanding option held by the executive will become fully vested and exercisable for all of the option shares subject to the option, (ii) a lump-sum cash severance payment in an amount equal to 0.5 times the sum of (a) the executive’s annual rate of base salary and (b) the executive’s average bonus (measured over a 3-year period), and (iii) continued health care coverage at Actuate’s expense for a period of up to 6 months. In the event the executive’s employment is terminated by Actuate for a reason other than a termination for cause during the period between the date Actuate executes a definitive agreement to effect a change in control and December 31, 2007, the lump-sum cash severance payment will be paid only if a change in control is consummated on or before December 31, 2007. The severance benefits payable to the executives will be cut back if doing so will provide the executive with the greatest after-tax amount of benefits.

The foregoing description of the Severance Agreement does not purport to be a complete description of the Severance Agreement and is qualified in its entirety by reference to the form agreement, which is filed as Exhibits 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit.	The following document is filed as an exhibit to this report:

	10.1	Form of Severance Agreement (Mr. McKeever)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUATE CORPORATION

Date: June 9, 2006	By:	/s/ Dan Gaudreau
	Name:	Dan Gaudreau
	Title:	Senior Vice President Operations and CFO

EXHIBIT INDEX

Exhibit Number	Document Description
10.1	Form of Severance Agreement (Mr. McKeever)